Exhibit 99.1

INSTALLED BUILDING PRODUCTS REPORTS

RECORD SECOND QUARTER 2019 RESULTS

Columbus, Ohio, August 8, 2019. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE:IBP), an industry-leading installer of insulation and complementary building products, announced today results for the second quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•	Net revenue increased 11.8% to a record $371.8 million

•	Net income increased 16.0% to a record $18.9 million

•	Adjusted EBITDA* increased 8.9% to a record $49.6 million

•	Net income per diluted share increased 21.2% to a record $0.63 per diluted share

•	Adjusted net income per diluted share* increased 11.5% to a record $0.87 per diluted share

•

In June 2019, acquired Expert Insulation, Inc., an insulation installer serving the Minnesota, Wisconsin, Iowa, North Dakota, and South Dakota markets with annual revenues of approximately $12.0 million

•	In June 2019, acquired a Pennsylvania-based insulation installer with annual revenues of approximately $3.6 million

“We continue to benefit from our diversified product and end-market strategy,” stated Jeff Edwards, Chairman and Chief Executive Officer. “Our record financial results for the second quarter 2019 reflects our solid operating performance, strong position in compelling markets and an improving pricing environment. Our price / mix was up nearly 6% in the second quarter compared to the prior year quarter primarily as a result of realizing price increases. In addition, we believe industry dynamics remain positive as we experienced strong year-over-year growth across our single-family, multi-family and commercial end-markets. We expect this, combined with typical seasonal trends, to benefit results for the remainder of the year.”

“Our pipeline of acquisition candidates remains strong as we continue to pursue acquisitions that expand our geography and diversify our end-products and end-markets. I am extremely encouraged by the direction in which we are headed, and the positive business and market trends we are experiencing. As a result, we believe we are well-positioned for continued robust sales and earnings growth in 2019,” concluded Mr. Edwards.

Second Quarter 2019 Results Overview

For the second quarter of 2019, net revenue was $371.8 million, an increase of 11.8% from $332.6 million in the second quarter of 2018. On a same branch basis, net revenue improved 7.8% from the prior year quarter. Residential same branch sales growth was 5.2% in the quarter, attributable to price gains and more favorable customer and product mix. Same branch single-family sales grew 4.4% during the second quarter, compared to growth in U.S. single-family housing completions of 6.1%, while our large commercial construction end market had organic growth of 21.0%.

Gross profit improved 12.1% to $107.3 million from $95.6 million in the prior year quarter. Adjusted gross profit*, as a percent of net revenue, was 29.0%, compared to 28.9% for the same period last year.

Selling and administrative expense, as a percentage of net revenue, was 18.9% compared to 18.3% in the prior year quarter. Adjusted selling and administrative expense*, as a percentage of net revenue, was 18.2% compared to 17.6% for the same quarter last year. The increase in administrative costs as a percent of second quarter revenue was primarily due to reduced liability and medical insurance reserves in the prior year quarter. These accruals impacted the comparable quarter by approximately $1.8 million but will vary from quarter to quarter based on actuarial estimates and trends.

Net income was $18.9 million, or $0.63 per diluted share, compared to $16.3 million, or $0.52 per diluted share in the prior year quarter. Adjusted net income* was $25.9 million, or $0.87 per diluted share, compared to $24.6 million, or $0.78 per diluted share in the prior year quarter. Adjusted net income adjusts for the impact of non-core items in both periods and includes an addback for non-cash amortization expense related to acquisitions.

Adjusted EBITDA* was $49.6 million, an 8.9% increase from $45.6 million in the prior year quarter, largely due to higher sales and improved gross profit. Adjusted EBITDA, as a percentage of net revenue, was 13.3%, compared to 13.7% in the prior year quarter.

Conference Call and Webcast

The Company will host a conference call and webcast on Thursday, August 8, 2019 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-0792 (domestic) or 1-201-689-8263 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through September 8, 2019, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13692668.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of over 175 branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and industry conditions, our financial and business model, our efforts to navigate the material pricing environment, our ability to increase selling prices, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to capitalize on the new home and commercial construction recovery, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings in 2019. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.

Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions, the material price environment, the timing of increases in our selling prices, and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

*Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

.

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited, in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net revenue	$371,814	$332,584	$713,949	$634,312
Cost of sales	264,557	236,941	517,254	458,693

Gross profit	107,257	95,643	196,695	175,619
Operating expenses
Selling	17,903	16,020	35,033	31,866
Administrative	52,493	44,971	100,924	89,174
Amortization	6,021	7,322	11,909	14,450

Operating income	30,840	27,330	48,829	40,129
Other expense
Interest expense, net	5,649	5,691	11,325	9,731
Other	101	163	226	285

Income before income taxes	25,090	21,476	37,278	30,113
Income tax provision	6,171	5,161	9,525	7,404

Net income	$18,919	$16,315	$27,753	$22,709

Other comprehensive (loss) income, net of tax:

Unrealized (loss) gain on cash flow hedge, net of tax benefit (provision) of $1,180 and ($159) for the three months ended June 30, 2019 and 2018, respectively, and $2,101 and ($545) for the six months ended June 30, 2019 and 2018, respectively	(3,546)	475	(6,295)	1,635

Comprehensive income	$15,373	$16,790	$21,458	$24,344

Basic net income per share	$0.64	$0.52	$0.93	$0.72

Diluted net income per share	$0.63	$0.52	$0.93	$0.72

Weighted average shares outstanding:
Basic	29,758,071	31,345,390	29,719,194	31,447,067
Diluted	29,834,748	31,452,583	29,820,917	31,612,581

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$95,747	$90,442
Investments	9,923	10,060
Accounts receivable (less allowance for doubtful accounts of $5,539 and $5,085 at June 30, 2019 and December 31, 2018, respectively)	232,111	214,121
Inventories	63,951	61,162
Other current assets	34,944	35,760

Total current assets	436,676	411,545
Property and equipment, net	92,655	90,117
Operating lease right-of-use assets	46,383	—
Goodwill	183,412	173,049
Intangibles, net	148,203	149,790
Other non-current assets	9,062	10,157

Total assets	$916,391	$834,658

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$25,252	$22,642
Current maturities of operating lease obligations	15,028	—
Current maturities of finance lease obligations	3,738	4,806
Accounts payable	96,235	96,949
Accrued compensation	26,964	27,923
Other current liabilities	34,760	29,366

Total current liabilities	201,977	181,686
Long-term debt	431,988	432,182
Operating lease obligations	30,964	—
Finance lease obligations	3,943	3,824
Deferred income taxes	4,421	6,695
Other long-term liabilities	37,096	27,773

Total liabilities	710,389	652,160
Commitments and contingencies
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	—	—
Common stock; $0.01 par value: 100,000,000 authorized, 32,871,504 and 32,723,972 issued and 30,017,008 and 29,915,611 shares outstanding at June 30, 2019 and December 31, 2018, respectively	329	327
Additional paid in capital	186,182	181,815
Retained earnings	132,965	105,212
Treasury stock; at cost: 2,854,496 and 2,808,361 shares at June 30, 2019 and December 31, 2018, respectively	(106,748)	(104,425)
Accumulated other comprehensive loss	(6,726)	(431)

Total stockholders’ equity	206,002	182,498

Total liabilities and stockholders’ equity	$916,391	$834,658

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six months ended June 30,
	2019	2018
Cash flows from operating activities
Net income	$27,753	$22,709
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	18,614	16,231
Amortization of operating lease right-of-use assets	7,607	—
Amortization of intangibles	11,909	14,450
Amortization of deferred financing costs and debt discount	564	601
Provision for doubtful accounts	1,605	1,108
Write-off of debt issuance costs	—	1,114
Gain on sale of property and equipment	(156)	(227)
Noncash stock compensation	4,345	4,196
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(17,876)	(20,192)
Inventories	(1,650)	(3,995)
Other assets	(1,495)	(3,739)
Accounts payable	(1,253)	304
Income taxes receivable / payable	6,347	5,187
Other liabilities	(3,914)	(4,622)

Net cash provided by operating activities	52,400	33,125

Cash flows from investing activities
Purchases of investments	(17,352)	(17,782)
Maturities of short term investments	17,560	27,500
Purchases of property and equipment	(17,778)	(18,478)
Acquisitions of businesses	(21,290)	(18,626)
Proceeds from sale of property and equipment	452	557
Other	(876)	(1,540)

Net cash used in investing activities	(39,284)	(28,369)

Cash flows from financing activities
Proceeds from term loan (Note 6)	—	100,000
Payments on term loan (Note 6)	(2,000)	(750)
Proceeds from vehicle and equipment notes payable	13,783	14,271
Debt issuance costs	—	(1,933)
Principal payments on long-term debt	(9,751)	(6,863)
Principal payments on finance lease obligations	(2,481)	(3,028)
Acquisition-related obligations	(5,039)	(2,295)
Repurchase of common stock	—	(24,640)
Surrender of common stock awards by employees	(2,323)	(2,282)

Net cash (used in) provided by financing activities	(7,811)	72,480

Net change in cash and cash equivalents	5,305	77,236
Cash and cash equivalents at beginning of period	90,442	62,510

Cash and cash equivalents at end of period	$95,747	$139,746

Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$11,793	$8,349
Income taxes, net of refunds	3,595	1,906
Supplemental disclosure of noncash activities
Right-of-use assets obtained in exchange for operating lease obligations	8,677	—
Property and equipment obtained in exchange for finance lease obligations	1,830	814
Seller obligations in connection with acquisition of businesses	3,162	3,801
Unpaid purchases of property and equipment included in accounts payable	2,334	1,027

Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting EBITDA, GAAP net income, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.

We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.

We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED NET INCOME CALCULATIONS

(unaudited, in thousands, except share and per share amounts)

The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net income, as reported	$18,919	$16,315	$27,753	$22,709
Adjustments for adjusted net income:
Writeoff of capitalized loan costs	—	1,114	—	1,114
Share based compensation expense	2,404	1,955	4,342	4,196
Acquisition related expenses	606	684	1,194	1,200
Financial Wellness Program [1]	—	—	—	604
Branch start-up costs [2]	357	185	617	463
Amortization expense [3]	6,021	7,322	11,909	14,450
Tax impact of adjusted items at normalized tax rate [4]	(2,441)	(2,928)	(4,696)	(5,727)

Adjusted net income	$25,866	$24,647	$41,119	$39,009

Weighted average shares outstanding (diluted)	29,834,748	31,452,583	29,820,917	31,612,581

Diluted net income per share, as reported	$0.63	$0.52	$0.93	$0.72
Adjustments for adjusted net income, net of tax impact, per diluted share [5]	0.24	0.26	0.45	0.51

Diluted adjusted net income per share	$0.87	$0.78	$1.38	$1.23

[1]	Employer match upon completion of the program, net of waived executive bonuses
[2]	Addback of costs related to organic branch expansion for Alpha locations
[3]	Addback of all non-cash amortization resulting from business combinations
[4]	Normalized effective tax rate of 26% applied to both periods represented
[5]	Includes adjustments related to the items noted above, net of tax

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED GROSS PROFIT CALCULATIONS

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Gross profit	$107,257	$95,643	$196,695	$175,619
Share based compensation expense	105	180	183	655
Financial Wellness Program [1]	—	—	—	711
Branch start-up costs	357	185	617	463

Adjusted gross profit	$107,719	$96,008	$197,495	$177,448

Adjusted gross profit - % Total Revenue	29.0%	28.9%	27.7%	28.0%

[1]	Employer match upon completion of the program, partially offset by waived executive bonuses (see below Adjusted Selling & Administrative)

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Selling expense	$17,903	$16,020	$35,033	$31,866
Administrative expense	52,493	44,971	100,924	89,174

Selling and Administrative	$70,396	$60,991	$135,957	$121,040

Share based compensation expense	2,298	1,775	4,159	3,541
Acquisition related expenses	606	684	1,194	1,200
Financial Wellness Program [1]	—	—	—	(107)

Adjusted Selling and Administrative	$67,492	$58,532	$130,604	$116,406

Adj. Selling and Administrative—% Total Revenue	18.2%	17.6%	18.3%	18.4%

[1]	Employer match upon completion of the program, net of waived executive bonuses

The table below reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED EBITDA CALCULATIONS

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Adjusted EBITDA:

Net income (GAAP)	$18,919	$16,315	$27,753	$22,709
Interest expense	5,649	5,691	11,325	9,731
Provision for income taxes	6,171	5,161	9,525	7,404
Depreciation and amortization	15,523	15,576	30,523	30,682

EBITDA	46,262	42,743	79,126	70,526

Acquisition related expenses	606	684	1,194	1,200
Share based compensation expense	2,404	1,955	4,342	4,196
Financial Wellness Program	—	—	—	604
Branch start-up costs	357	185	617	463

Adjusted EBITDA	$49,629	$45,567	$85,279	$76,989

Adjusted EBITDA margin	13.3%	13.7%	11.9%	12.1%

INSTALLED BUILDING PRODUCTS, INC.

SUPPLEMENTARY TABLE

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Period-over-period Growth
Sales Growth	11.8%	17.9%	12.6%	17.9%
Same Branch Sales Growth	7.8%	11.3%	7.6%	11.3%

Single-Family Sales Growth	9.5%	22.4%	11.8%	22.2%
Single-Family Same Branch Sales Growth	4.4%	14.5%	5.4%	13.6%

Residential Sales Growth	9.5%	18.9%	11.5%	19.1%
Residential Same Branch Sales Growth	5.2%	12.1%	6.0%	11.7%

U.S. Housing Market[1]
Total Completions Growth	0.2%	6.0%	3.0%	7.4%
Single-Family Completions Growth	6.1%	6.3%	5.4%	8.3%

Same Branch Sales Growth [2]
Volume Growth	0.7%	6.6%	2.0%	7.0%
Price/Mix Growth	5.7%	5.5%	4.9%	4.6%
Alpha Sales Growth	21.0%	4.1%	13.7%	8.6%

[1]	U.S. Census Bureau data, as revised
[2]	Same branch volume and price/mix growth excludes Alpha sales growth

INSTALLED BUILDING PRODUCTS, INC.

INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS

(unaudited, in thousands)

	Three months ended June 30,				Six months ended June 30,
	2019	% Total	2018	% Total	2019	% Total	2018	% Total
Revenue Increase
Same Branch	$25,890	66.0%	$31,887	63.3%	$48,184	60.5%	$60,682	62.9%
Acquired	13,340	34.0%	18,502	36.7%	31,453	39.5%	35,765	37.1%

Total	$39,230	100.0%	$50,389	100.0%	$79,637	100.0%	$96,447	100.0%

		Adj EBITDA Contribution		Adj EBITDA Contribution		Adj EBITDA Contribution		Adj EBITDA Contribution
Adjusted EBITDA
Same Branch	$2,101	8.1%	$3,977	12.5%	$4,447	9.2%	$7,611	12.5%
Acquired	1,960	14.7%	2,388	12.9%	3,843	12.2%	3,857	10.8%

Total	$4,061	10.4%	$6,365	12.6%	$8,290	10.4%	$11,468	11.9%

Source: Installed Building Products, Inc.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net